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                                                                    EXHIBIT 10.5

                                    AMENDED
                            STOCK PURCHASE AGREEMENT

This Agreement is made this 18th day of November, 1998, amending and in lieu of the Stock Purchase Agreement dated November 11, 1998, by and among 35 Caroline Corporation, a New York corporation ("Caroline"), and Richard W. Morrell, an individual residing in _________________ ("Morrell") (collectively "Buyer"), and Harvey V. Risien, Jr., an individual residing in San Antonio, Texas ("Seller").

                      THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   PURCHASE AND SALE OF STOCK.

1.1. Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase at the Closing, and the Seller agrees to sell to Buyer eighty-eight and three-tenths percent (88.3%) of the common stock of Houston Operating Company, a Delaware corporation ("Houston"), or 2,459,417 shares (the "HOC Common Stock") for the purchase price specified in
Section 1.2.

1.2 Purchase Price. The aggregate purchase price to be paid by Buyer for the HOC Common Stock shall be $1,000 in cash and the undertaking and agreement by Buyer to contribute at Closing all of the outstanding capital stock of Caroline to Houston.

1.3 Closing. The purchase and sale of the HOC Common Stock shall take place at the offices of Barton & Schneider, L.L.P., 700 N. St. Mary's, Suite 1825, San Antonio, Texas 78206, or such other location as agreed by the parties, on November 30, 1995, or at such other time and place as the Seller and the Buyer mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing the Seller shall deliver to the Buyer certificates representing the HOC Common Stock which Buyer is purchasing, together with a stock power transferring the HOC Common Stock to Buyer against delivery to the Seller of the Purchase Price as follows:

     (a)  A check for $1,000 made payable to Seller;

     (b) Certificates representing all of the outstanding capital stock of Caroline together with a stock power transferring the stock to Houston; and

     (c) A Promissory Note from HOC to Seller in the amount of $8,530 on terms set forth in paragraph 4.3 hereof.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND HOUSTON.

The Seller hereby represents and warrants to Buyer, that, now or prior to
Closing:

2.1 Organization, Good Standing and Qualification. Houston is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Houston is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

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2.2     Capitalization. The authorized capital of Houston consists of (i)
50,000,000 shares of $0.001 par common stock of which 2,795,171 shares are issued and outstanding, of which 2,511,345 shares are owned by the Seller and 283,326 shares are owned by public shareholders, (ii) 5,000,000 shares of preference stock, none of which is issued and outstanding; and (iii) 5,000,000 shares of preferred stock, none of which is issued and outstanding.

2.3 Subsidiaries. Houston does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

2.4 Authorization. The performance of all obligations of Seller hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

2.5     Valid Issuance of Common Stock.

        (a) The HOC Common Stock which is being sold by the Seller and purchased by the Buyer hereunder, when assigned and delivered in accordance with the terms hereof for the consideration expressed herein, will be sold and delivered in compliance with all applicable federal and state securities laws and shall be free of all liens, claims or rights of any other person or entity; provided Buyer executes and delivers an investment letter in the form of Schedule 2.5(a) hereof.

        (b) The shares of HOC Common Stock are all duly and validly authorized and issued, fully paid and nonassessable.

        (c) There are no shares of Common Stock of Houston issued and outstanding other than as set forth in Section 2.2, no preemptive rights, rights of first refusal or other third party rights in favor of any person or entity.

        (d)     There are 400 or more shareholders of record of Houston.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Seller or Houston which questions the validity of this Agreement or the right of Houston or the Seller to enter into it, or to consummate the transactions contemplated hereby, or which might result, in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Houston. Houston is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.8 Disclosure. The Seller has fully provided and made available to Buyer all the information which Buyer has requested in making the investment decision as to whether to purchase the HOC Common Stock and there is no other information of any kind of which Seller is aware which in Seller's judgment acting in good faith would be material.



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2.9    Corporate Documents. The Articles of Incorporation and Bylaws of Houston
are in the form which has been provided to Buyer previously.

2.10 Title to Property and Assets. Houston owns no property or assets and since Seller acquired control of Houston in November 1994, has engaged in no business, has acquired no assets, and has incurred no obligations, other than the amount of $8,500 due to Seller.

2.11 Financial Statements. The Seller has delivered to Buyer Houston's audited financial statements (balance sheet and profit and loss statement), at June 30, 1995. There are no financial statements which are available subsequent to the June 30, 1995, statements. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of Houston as of the dates, and for the periods, indicated therein, subject to normal audit adjustments.

2.12   Changes. Since December 1, 1994, there has not been:

       (a) Any change in the assets, liabilities, financial condition or operating results of the Houston from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

       (b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Houston;

       (c) Any waiver by Houston of a valuable right or of a material debt owed to it, except allowing outstanding warrants for the acquisition of Houston shares to expire;

       (d) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Houston, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Houston; or

       (e) Any change or amendment to a material contract or arrangement by which Houston or any of its assets or properties is bound or subject.

2.13   Insurance. Houston has no insurance policies.

2.14 Obligations, Agreement and Actions. Houston is not bound by or subject to, and none of its assets or properties is bound by or subject to, any written or oral contract, commitment or arrangement with any person or entity.

2.15 Absence of Undisclosed Liabilities. Houston has no material liabilities or obligations, either accrued or unaccrued, fixed or contingent, except as set forth on Schedule 2.15 attached hereto.

2.16 Tax Returns and Audits. Houston and Seller have filed, on a timely basis, all income, franchise and other tax returns and reports of every nature required to be filed by each of them, accurately reflecting any and all net operating losses, tax credit carryovers and carrybacks, and taxes owing to the United States, or any other

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government or any subdivision thereof, domestic or foreign, state or local, or any other taxing authority, and has paid in full all taxes shown on said returns to be due and owing. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against Houston or Seller, with respect to any taxable periods ending on or before the Closing other than tax deficiencies relating solely to an election (or deemed election) pursuant to Section 338 of the Internal Revenue Code with respect to the acquisition of the Common Stock by Buyer which the parties hereto agree shall not be treated as a liability of Houston or a breach of or a misstatement in any representation or warranty of Seller made herein.

3. Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to Seller that:

3.1 Purchase Entirely for Own Account. This Agreement is made with the Buyer, and each of them, in reliance upon the Buyer's representations to the Seller that the HOC Common Stock to be received by the Buyer will be acquired for investment for the Buyer's own accounts, not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling or granting any participation in or otherwise distributing the same.

3.2 Accredited Investing. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("SEC"), as presently in effect.

3.3 Organization, Good Standing and Qualification. Caroline is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted. Caroline is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

3.4 Authorization. All action on the part of the Buyer necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Buyer hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

3.5 Valid Issuance of Common Stock.

    (a) The common stock of Caroline which is being transferred by Buyer to Houston as part of the purchase price, when delivered in accordance with the terms hereof for the consideration expressed herein, will be issued in compliance with all applicable federal and state securities laws.

    (b) The outstanding shares of common stock of Caroline are all duly and validly authorized and issued, fully paid and nonassessable.

    (c) The shares of common stock of Caroline are each and all free and clear of all liens, claims, options, charges, security interests, encumbrances or restriction of any kind.


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3.6  Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Buyer is required in connection with the consummation of the transactions contemplated by this Agreement.

3.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Buyer which questions the validity of this Agreement or the right of Buyer to enter into it, or to consummate the transactions contemplated hereby, or which might result, in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Caroline.

3.8 Disclosure. The Buyer has fully provided and made available to Seller all the information which Seller has requested in making the investment decision as to whether to sell the HOC Common Stock and there is no other information of any kind of which Buyer is aware of which in Buyer's judgment acting in good faith would be material.

3.9 Corporate Documents. The Articles of Incorporation and Bylaws of Caroline are in the form which will be provided to the Seller upon Closing.

3.10 Title to Property and Assets. Caroline owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which do not materially impair Caroline's ownership or use of such property or assets and except as reflected on the financial statements delivered to Seller by Buyer. With respect to the property and assets leased, Caroline is in compliance with such leases and, to the best of Buyer's knowledge, holds valid leasehold interests free of any liens, claims or encumbrances.

3.11 Financial Statements. Caroline has delivered to Seller its unaudited financial statements (balance sheet and profit and loss statement), at the dates set forth thereon, all attached as Schedule 3.11 hereof. The financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of the Buyer as of the dates, and for the periods, indicated therein, subject to normal audit adjustments.

3.12 Changes. Since the date on each of the financial statements attached on
Schedule 3.11 hereof, there has not been:

     a) Any change in the assets, liabilities, financial condition or operating results of Caroline's from that reflected in the financial statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

     b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Caroline;

     c) Any waiver by Caroline of a valuable right or of a material debt owed to it;


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     d)   Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Caroline, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of Caroline; or

     e) Any change or amendment to a material contract or arrangement by which Caroline or any of its assets or properties is bound or subject.

3.13 Insurance. Caroline has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow each to replace any of its respective material properties that might be damaged or destroyed.

3.14 Obligations, Agreements and Actions. Caroline is not bound by or subject to, and none of its assets or properties is bound by or subject to, any written or oral contract, commitment or arrangement with any person or entity.

3.15 Absence of Undisclosed Liabilities. Caroline has no material liabilities or obligations, either accrued or unaccrued, fixed or contingent, except as set forth on Schedule 3.15 attached hereto.

3.16 Tax Returns and Audits. Caroline has filed, on a timely basis, all income, franchise and other tax returns and reports of every nature required to be filed by it, accurately reflecting any and all net operating losses, tax credit carryovers and carrybacks, and taxes owing to the United States, or any other government or any subdivision thereof, domestic or foreign, state or local, or any other taxing authority, and has paid in full all taxes shown on said returns to be due and owing. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against Caroline, with respect to any taxable periods ending on or before the Closing other than tax deficiencies relating solely to an election (or deemed election) pursuant to
Section 338 of the Internal Revenue Code with respect to the acquisition of the HOC Common Stock by Buyer which the parties hereto agree shall not be treated as a liability of Buyer or a breach of or a misstatement in any representation or warranty of Buyer made herein.

4.   Conditions of the Buyer's Obligations at Closing.

The obligations of Buyer under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties of the Seller. The representations and warranties of the Seller contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance by the Seller. The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Other Agreement. Buyer shall be obligated to purchase up to all of Seller's remaining Common Stock for the sum of $75,000 in cash which amount is subject to an escrow agreement among Raymond J. Schneider ("Schneider"), Richard W. Morrell and Harvey V. Risien, Jr. (the "Escrow Agreement"). In addition, Houston shall pay to Seller an amount in cash equal to $8,530 payable over a five (5) year period in self-liquidating


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monthly installments, together with interest accruing at a rate of six percent
(6%) per annum, as represented in the form of note attached hereto as Schedule 4.3.

5.      Conditions of the Seller's Obligations at Closing.

The obligations of the Seller to Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Buyer and the Seller:

5.1 Representations and Warranties. The representations and warranties of the Buyer contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance by the Buyer. The Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing.

5.3 Escrow Agreement. Buyer shall deliver to Seller a fully executed Escrow Agreement together with written acknowledgment from Schneider that he has possession of the certificate of deposit and power of attorney called for in the Escrow Agreement.

6.      Survival of Representations and Warranties and Indemnification

6.1 Survival of Representations and Warranties. Notwithstanding the closing of the transactions contemplated by this Agreement, the representations and warranties of Seller and Buyer contained in this Agreement shall survive the closing until the date one (1) year after the date of the Closing and not thereafter.

6.2 Indemnification by Seller. Seller covenants and agrees to indemnify and save harmless Buyer from any and all direct costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by Buyer (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of, or a material misstatement in, any one or more of the representations or warranties of Seller made in or pursuant to this Agreement. Notwithstanding any other provision of this Agreement, Buyer acknowledges and agrees that no representation of Seller hereunder or omission from this Agreement or his schedules shall be deemed materially misleading and no warranty hereunder by Seller shall be deemed breached if Buyer has obtained accurate information regarding the matter prior to the Closing and in no event shall Seller's liability for any such event exceed $75,000 or at Seller's option the return of the shares of Houston retained by Seller. Further, Seller shall not be liable or responsible for any act, omission or conduct respecting the management or operation of Houston occurring after the date of Closing.

6.3 Indemnification by Buyer. Buyer covenants and agrees to indemnify and save harmless Seller from any and all costs, expenses, losses, damages and liabilities incurred or suffered by Seller (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of, or a material misstatement in, any one or more of the representations or warranties of Buyer made in or pursuant to this Agreement or which relate to acts, omissions or conduct respecting the management or operation of Houston occurring after Closing.


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6.4  DEFENSE AGAINST ASSERTED CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a party indemnified pursuant to this
Article 6 ("Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto ("The Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or assertion of liability and request the Indemnifying Party to defend the same. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

7.   MISCELLANEOUS.

7.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties provided any such assignment shall have first been approved in writing by the other party to this Agreement than the assignor. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

7.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

7.6 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

7.7 EXPENSES. Each party shall pay its or his respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.


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7.8    AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all parties hereto.

7.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10 BINDING AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representative, successors and assigns.

7.11 ENTIRE AGREEMENT. This Agreement and all exhibits and schedules hereto which are incorporated herein and the Escrow Agreement constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, any representations or communications, whether written or oral, between the parties. The terms of this Agreement may not be amended except by a writing executed by all parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               SELLER:

                               /s/  HARVEY V. RISIEN, JR.
                               ---------------------------------------
                                    Harvey V. Risien, Jr.

                               BUYER:

                               /s/  RICHARD W. MORRELL
                               ---------------------------------------
                                    Richard W. Morrell


                              35 CAROLINE CORPORATION:

                               By: /s/ RW MORRELL
                                  ------------------------------------

                               Name: RW Morrell
                                    ----------------------------------

                               Title: Pres
                                     ---------------------------------


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